Exhibit 32.2

Chief Financial Officer’s Certification required under Section 906 of Sarbanes-Oxley Act of 2002

In connection with the quarterly report of Bankrate, Inc. (the “Company”) on Form 10-Q for the period ended March  31, 2017, as filed with the Securities and Exchange Commission (the “Report”), I, Steven D Barnhart, Senior Vice President, Chief Financial Officer of the Company, certify pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge, (a) this Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (b) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date: May 9, 2017	/s/ Steven D. Barnhart
Steven D. Barnhart Senior Vice President, Chief Financial Officer

This certification accompanies the Report to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Report), irrespective of any general incorporation language contained in such filing.